Exhibit 10.2

AVEXIS, INC.

AMENDED AND RESTATED 2014 STOCK PLAN

I.  INTRODUCTION

1.1  Purpose.  The purpose of the AveXis, Inc. 2014 Stock Plan (the “Plan”) is to promote the long-term financial success of AveXis, Inc., a Delaware corporation formerly known as BioLife Cell Bank, Inc. (the “Company”) by (i) establishing an equity compensation program for certain employees and non-employee directors of the Company; (ii) attracting and retaining executive personnel of outstanding ability; (iii) strengthening the Company’s capability to develop, maintain and direct a competent management team; (iv) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (v) providing incentive compensation opportunities which are competitive with those of other similarly-situated corporations as the Company; (vi) enabling Company employees and executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership and (vii) serving as a mechanism to attract, retain and properly compensate non-employee directors.  Where the grant of shares of stock under this Plan is restricted or rendered impracticable by foreign local laws and/or regulations, the foregoing purposes will be promoted through some alternative arrangement (or in some cases cash equivalents) as applicable.

1.2  Certain Definitions.  In addition to the defined terms set forth elsewhere in this Plan, the terms set forth below, shall, when capitalized, have the following respective meanings.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

“Cause” shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee’s Death or Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Committee, no longer conforms to the standard of the Company’s employees or executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

“Change in Control” shall have the meaning set forth in Section 6.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “Independent Director” within the meaning of the rules of the New York Stock Exchange.

“Common Stock” shall mean Class A common stock, $0.0001 par value per share, of the Company.

“Director’s Options” shall have the meaning set forth in Section 5.4.

“Director’s Restricted Stock” shall have the meaning set forth in Section 5.4.

“Disability” shall mean the inability of the holder of an award to perform substantially such holder’s duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.  To the extent that Code Section 409A is applicable to a particular award, the term “Disability” shall have the meaning as defined under that Section.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; and if not listed on any national exchange, then the Fair Market Value shall be determined by the Committee by whatever other means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.  Notwithstanding the foregoing, for any purposes under this Plan including for Plan administrative purposes, the Committee may, in its discretion, apply any other definition of Fair Market Value which is reasonable and consistent with applicable tax, accounting and other rules.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof, as set forth in the Agreement, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an Option to purchase shares of Common Stock which meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” shall mean an Option to purchase shares of Common Stock that is not an Incentive Stock Option.

“Participant” shall mean an individual who has been granted an Incentive Stock Option, a Non-Qualified Stock Option, an SAR, a Bonus Stock Award, a Performance Share Award, a Restricted Stock Award or a Restricted Stock Unit Award.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant, vesting or exercisability of all or a portion of an Option or SAR, (ii) as a condition to the grant or vesting of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit Award, or a Performance Share Award

and/or of payment with respect to such award.  The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, or the Option, upon exercise, to be nondeductible pursuant to Section 162(m) of the Code.  Such criteria and objectives may include one or more of the following, on an absolute basis or relative to other companies or benchmarks: total stockholder return (based on the change in the price of a share of the Company’s Common Stock and dividends paid); brand recognition or acceptance; cost savings or waste elimination; earnings before interest, taxes and amortization (“EBITA”); earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income before interest and taxes (“OBIT”); operating income before interest, taxes, depreciation and amortization (“OBITDA”); earnings per share; income; operating income; market share or market segment share; net income; new product innovation; operating profit or net operating profit; operating margins or profit margins; profits or gross profits; product cost reductions; p assets; return on capital employed; return on invested capital; return on operating revenue; revenue or revenue growth; sales or segment sales; share price performance; strategic corporate objectives relating to: increase in revenue with certain customers, customer groups, or customer types; revenues, synergies or savings related to corporate transactions; safety performance; sustainability or environmental performance); economic value added; and cash flows (including, but not limited to: operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); working capital or changes in working capital over any time period or any combination of the foregoing performance measures.  If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first to occur of the first 90 days or the first 25% of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service), (ii) shall be limited to those listed herein and (iii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

“Performance Share” shall mean shares of Common Stock that are subject to forfeiture upon failure to attain specified Performance Measures within a specified Performance Period.

“Performance Share Unit” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, at the Committee’s discretion, a cash payment based on the Fair Market Value of one share of Common Stock.

“Performance Share Award” shall mean an award of Performance Shares or Performance Share Units under this Plan.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e) (3) of the Code or any successor thereto.

“Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period.

“Restricted Stock Unit” shall mean the right to receive one share of Common Stock which shall be contingent upon the expiration of a specified Restriction Period and subject to such additional restrictions as may be contained in the Agreement relating thereto.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“Retirement” unless otherwise specifically set forth under the terms of an agreement, for purposes of this Plan shall mean termination of employment for a reason other than Cause by an employee who is at least 55 years of age and who has at least 5 years of Service with the Company.

“SAR” shall mean a stock appreciation right which may be a Free Standing SAR or a Tandem SAR.

“Service” shall mean any period of service or employment with the Company.  This shall include either or both employment as an employee of the Company or service on the Board as a Non-Employee Director.  Service shall include any such Service with the Company or any predecessor of the Company.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award or a Bonus Stock Award.

“Subsidiary” and “Subsidiaries” shall have the meanings set forth in Section 1.4.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an Option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such Option, or portion thereof, which is surrendered.

1.3  Administration.  This Plan shall be administered by the Committee.  The Committee shall have the authority to determine eligibility for awards hereunder and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.  The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding Options, Stock Awards, and/or SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse, (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.

The Committee shall, subject to the terms of this Plan, have the discretionary authority to interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities.  All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.  The Committee delegates the authority for ministerial administration of the Plan and awards made under the Plan to the Company.

Notwithstanding anything in the Plan to the contrary, in accordance with Section 157 of the Delaware General Corporation Law, the Committee may, by resolution, authorize one or more executive officers of the Company to do one or both of the following: (i) designate non-director and non-executive officer employees of the Company or any of its Subsidiaries to be recipients of awards hereunder; and (ii) determine the number of shares of Common Stock subject to awards to be received by such non-director and non-executive officer employees; provided, however, that the resolution so authorizing such executive officer or officers shall specify the total number of shares of Common Stock that such executive officer or officers may so award.  The Committee may not delegate its power and authority to an executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 16 2(m ) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Notwithstanding anything in the Plan to the contrary, to the extent an award granted hereunder would be subject to the requirements of Section 409A of the Code and the regulations thereunder, then the Agreement for such award and the Plan shall be construed and administered so as the award complies with Section 409A of the Code and the regulations thereunder.  Consistent with the foregoing, if the holder of an award granted under this Plan is a “specified employee,” as defined in Section 409A of the Code, as of the date of the holder’s “separation from service,” as defined in Section 409A of the Code, then to the extent any amount payable under such award (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the holder’s separation from service and (iii) under the terms of the Agreement for such award and this Plan would be payable prior to the six-month anniversary of the holder’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of the holder’s separation from service or (b) the date of the holder’s death.

Awards may be granted to Participants in jurisdictions outside the United States.  To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan.

1.4  Eligibility.  Participants in this Plan shall consist of such directors, officers, and employees of the Company, its subsidiaries and any other entity designated by the Board or the Committee (individually a “Subsidiary” and collectively the “Subsidiaries”) as the Committee, in its sole discretion, may select from time to time; provided, however, that a director, officer or employee of a Subsidiary shall be designated a recipient of an Option or SAR only if Common Stock qualifies, with respect to such recipient, as “service recipient stock” within the meaning set forth in Section 409A of the Code.  For purposes of this Plan, reference to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall also mean services as a Non-Employee Director.

1.5  Shares Available.  Subject to adjustment as provided in Section 6.7, the number of shares of Common Stock available under the Plan shall be that number of shares equal to 10.0% of the total number of issued and outstanding shares of the Company’s Common Stock (on a fully-diluted, as-converted basis, including for purposes of such calculation all shares eligible for grant under this Plan), but in no event shall exceed 1,198,867 shares of Common Stock.  To the extent that shares of Common Stock subject to an award (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR) under the Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or the settlement of such award in cash, then such shares of Common Stock shall again be available under the Plan.  Notwithstanding any other provision of the Plan to the contrary, any and all of the shares of Common Stock available under this paragraph shall be available for any or all types of awards, including full value stock awards, which are available under the terms of the Plan.

Notwithstanding anything in this Section 1.5 to the contrary, shares of Common Stock subject to an award under this Plan may not be made available for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an Incentive Stock Option or Non-Qualified Stock Option, (iii) shares delivered to or withheld by the Company to pay withholding taxes related to an award under this Plan, or (iv) shares repurchased on the open market with the proceeds of an Option exercise.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which Options, SARs, Stock Awards or Performance Share Awards or a combination thereof may be granted during any calendar year to any person shall be capped at 67% of the shares of Common Stock authorized under the Plan, subject to adjustment as provided in Section 6.7.

For purposes of grants of Incentive Stock Options under this Plan, the maximum number of shares available for such grant(s) shall be capped at 100% of the shares of Common Stock authorized under the Plan.

For purposes of grants of all Bonus Stock awards and any other awards that do not conform to the minimum vesting provisions of the Plan, the maximum shares of Common Stock available for such awards shall be capped at 20% of the shares of Common Stock authorized under the Plan.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1  Stock Options.  The Committee may, in its discretion, grant Incentive Stock Options or Non-Qualified Stock Options to such eligible persons under Section 1.4 as may be selected by the Committee.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)  Number of Shares and Purchase Price.  The number of shares and the purchase price per share of Common Stock subject to an Option shall be determined by the Committee, provided, however, that the purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option and provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such Option is granted, owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the

Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b)  Option Period and Exercisability.  The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option or Non-Qualified Stock Option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant.  Once determined and stated in an Agreement with respect to an Option, the period during which an Option can be exercised shall not be further extended.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an Option or to the exercisability of all or a portion of an Option.  The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable Option, or portion thereof, may be exercised only for whole shares of Common Stock.

(c)  Method of Exercise.  An Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise, (B) for employees other than Canadian employees, by delivery (either actual delivery or by attestation procedures established by the Company) of previously acquired shares of Common Stock that have an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the Option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the Option and (iii) by executing such documents as the Company may reasonably request.  Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

Notwithstanding the foregoing, permitted exercise methods may be limited by the terms of the individual Agreement.

2.2  Stock Appreciation Rights.  The Committee may, in its discretion, grant SARs to such eligible persons under Section 1.4 as may be selected by the Committee.  The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)  Number of SARs and Base Price.  The number of SARs subject to an award shall be determined by the Committee.  Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.  The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related Option.  The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b)  Exercise Period and Exercisability.  The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof.  The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR may be exercised later than 10 years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option.  Once determined and stated in an Agreement with respect to an SAR, the period during which an SAR can be exercised shall not be further extended.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free Standing SAR, only with respect to a whole number of SARs.  If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d).  Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)  Method of Exercise.  A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any Options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request.  A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3  Termination of Employment or Service.

(a)  Non-Qualified Stock Options and SARs.  All of the terms relating to the exercise period or to the vesting, in whole or in part, or forfeiture and cancellation of such Option or SAR award upon a termination of employment or service with the Company of the holder, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement.  Notwithstanding the foregoing, age and service requirements set forth in any individual Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

(b)  Incentive Stock Options.  All of the terms relating to the exercise period or to the vesting, in whole or in part, or forfeiture and cancellation of such Incentive Stock Option award upon a termination of employment or service with the Company of the holder, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement.  Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

(c)  Continuation of Service as a Non-Employee Director.  Unless otherwise set forth in the Agreement, a holder’s employment with the Company will not be deemed to have terminated for purposes of this Section 2.3 if the holder continues to provide services to the Company as a Non-Employee Director.

2.4  No Repricing.  Notwithstanding anything in this Plan to the contrary and subject to Section 6.7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted Option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.  Further, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Incentive Stock Options, Non-Qualified Stock Options or SARs or cancel outstanding Incentive Stock Options, Non-Qualified Stock Options or SARs in exchange for cash, other awards or Incentive Stock Options, Non-Qualified Stock Options or SARs with an exercise price that is less than the exercise price of the original Incentive Stock Options, Non-Qualified Stock Options or SARs without stockholder approval.

III.  STOCK AWARDS

3.1  Stock Awards.  The Committee may, in its discretion, grant Stock Awards to such eligible persons under Section 1.4 as may be selected by the Committee.  The Agreement relating to the Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or Bonus Stock Award.

3.2  Terms of Stock Awards.  Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)  Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or Restricted Stock Unit Award shall be determined by the Committee and set forth in the individual award Agreement.

(b)  Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award shall provide, in the manner determined by the Committee in its discretion, and subject to the provisions of this Plan, for the vesting, in whole or in part, of the shares of Common Stock subject to such award, in the case of a Restricted Stock Award, or the vesting of the Restricted Stock Unit Award itself, in the case of Restricted Stock Unit Award, (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period, and for the forfeiture of the shares of Common Stock subject to such award in the case of a Restricted Stock Award, or the forfeiture of the Restricted Stock Unit Award itself, in the case of a Restricted Stock Unit Award, (x) if specified Performance Measures are not satisfied or met during the specified Performance Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

Any Restricted Stock award or Restricted Stock Unit award which vests on the basis of the Participant’s continued employment with, the passage of time and/or the provision of service to the Company shall not provide for vesting over a period shorter than twelve (12) months and any Restricted Stock award or Restricted Stock Unit award which vests upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months.  Notwithstanding the foregoing, the

Committee may permit acceleration of vesting of any Restricted Stock award or Restricted Stock Unit award in the event of the Participant’s death, Disability, Retirement or a Change in Control.

Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

(c)  Stock Issuance.  During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock award.  All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock award in the event such award is forfeited in whole or in part.  Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)  Rights with Respect to Restricted Stock Awards.  Unless otherwise set forth in the Agreement relating to a Restricted Stock award, and subject to the terms and conditions of a Restricted Stock award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e)  Rights and Provisions Applicable to Restricted Stock Unit Awards.  The Agreement relating to a Restricted Stock Unit award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Prior to the settlement of a Restricted Stock Unit award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Restricted Stock Unit awards as provided above.  No shares of Common Stock and no certificates representing shares of Common Stock that are subject to a Restricted Stock Unit award shall be issued upon the grant of a Restricted Stock Unit award.  Instead, shares of Common Stock subject to Restricted Stock Unit awards and the certificates representing such shares of Common Stock shall only be distributed at the time of settlement of such Restricted Stock Unit awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Restricted Stock Unit award.

3.3  Termination of Employment or Service.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any vesting, in whole or in part, or forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the Agreement.  Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.  In addition, notwithstanding anything in this Plan or any Agreement under the Plan to the contrary the Committee may not accelerate or waive any vesting requirements, performance requirements or restriction periods on any Restricted Stock awards or Restricted Stock Unit awards other than in the case of death, Disability, Retirement or a Change in Control.

IV.  PERFORMANCE SHARE AWARDS

4.1  Performance Share Awards.  The Committee may, in its discretion, grant Performance Share Awards to such eligible persons under Section 1.4 as may be selected by the Committee.

4.2  Terms of Performance Share Awards.  Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)  Number of Performance Shares and Performance Measures.  The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

(b)  Vesting and Forfeiture.  The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)  Stock Issuance.  During the Performance Period, Performance Shares shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing Performance Shares shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Performance Shares.  All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Performance Share Award in the event such award is forfeited in whole or in part.  Upon termination of any applicable Performance Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)  Rights with Respect to Performance Shares.  Unless otherwise set forth in the Agreement relating to an award of Performance Shares, and subject to the terms and conditions of the applicable Performance Share Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e)  Settlement of Vested Performance Share Unit Awards.  The Agreement relating to a Performance Share Unit award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  If a Performance Share Unit award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d).  Prior to the settlement of a Performance Share Unit award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

4.3  Termination of Employment or Service.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee.  Notwithstanding anything in this Plan or any Agreement under the Plan to the contrary the Committee may not accelerate or waive any vesting requirements, performance requirements or restriction periods on any Performance Share Awards other than in the case of death, Disability, Retirement or a Change in Control.

V.  PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1  Eligibility.  Each Non-Employee Director is eligible to receive awards consisting of Restricted Stock, Restricted Stock Units, Options to purchase shares of Common Stock, SARs, Bonus Stock and/or Performance Shares in accordance with this Article V and pursuant to terms and conditions as established by the Committee as set forth in an individual agreement regarding each such award.  All options granted under this Article V shall constitute Non-Qualified Stock Options.

5.2  Grants of Awards.

(a)  Grant upon Initial Election.  Subject to the discretion of the Committee, Non-Employee Directors, upon first election to the Board, shall be eligible for an award under this Plan, in such amount and form, and with such terms and conditions as determined by the Committee.

(b)  Restrictions, Exercise Period and Exercisability.  For each award granted under this Section 5.2, vesting and other terms, conditions and requirements, if any, shall be as determined by the Committee at the time of grant and as reflected in the Agreement, or as otherwise set forth in Section 5.5 and/or 5.6 below.  Options granted under this Section 5.2 shall expire no later than 10 years after the date of grant.  An exercisable Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.  Options granted under this Section 5.2 shall be exercisable in accordance with Section 2.1(c).

Any Restricted Stock award or Restricted Stock Unit award granted under this Section 5.2 which vests on the basis of the Participant’s continued employment with the passage of time and/or provision of service to the Company shall not provide for vesting over a period shorter than twelve (12) months and any Restricted Stock award or Restricted Stock Unit award which vests upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months.  Notwithstanding the foregoing, the Committee may permit acceleration of vesting of any Restricted Stock award or Restricted Stock Unit award in the event of the Participant’s death, Disability, Retirement or a Change in Control.

5.3  Termination of Service.

(a)  General.  All of the terms relating to the exercise or to the vesting, in whole or in part, or forfeiture and cancellation of such an Option granted under Section 5.2 upon the holder ceasing to be a director of the Company, whether by reason of Disability, Retirement, death or any other reason, shall be determined by the Committee and as set forth in the individual award Agreement.  Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.  “Service” for purposes of vesting of awards under this Plan shall mean service with the Company or any predecessor or successor.

(b)  Death Following Termination of Directorship.  If the holder of an Option granted under Section 5.2 dies during the period set forth in Section 5.3(a) following such holder’s ceasing to be a director of the Company by reason of Disability, Retirement or any other reason, each such Option held by such holder shall be exercisable only to the extent that such Option is exercisable on the date of the holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of the (i) a date which is a specific period, as set forth in the individual Agreement, after the date of death, if any such period is specified in the Agreement and (ii) the expiration date of the term of such Option.

(c)  Continuation of Service as an Employee.  A holder’s directorship will not be deemed to have terminated for purposes of awards under this Plan or for purposes of this Section 5.3 if the holder continues to provide services to the Company as an employee of the Company.

5.4  Other Plan Non-Employee Director Equity Awards.

(a)  In addition to any award received under Section 5.2 of this Plan as set forth above, each Non-Employee Director shall be eligible for, and may from time to time be granted, an award under the Plan consisting of Restricted Stock, Restricted Stock Units, Bonus Stock options to purchase shares of Common Stock, SARs and/or Performance Shares in such amount as determined by the Committee.  Each such award to a Non-Employee Director shall be awarded in accordance with this Article V and any additional terms and conditions made applicable by the Committee or by an individual Agreement.

(b)  Each Non-Employee Director may also from time to time elect, in accordance with procedures to be specified by the Committee and subject to approval of the Committee, to receive in lieu of all or part of a specified percentage of the cash retainer and any meeting fees that would otherwise be payable to such Non-Employee Director, if any, either (i) shares or units of Common Stock, (ii) Restricted Stock or Restricted Stock Units under this Plan, if available, having the terms described in Section 5.5 (“Director’s Restricted Stock”), using the Fair Market Value of Common Stock as of the date on which such retainer or meeting fees otherwise would have been paid to such Non-Employee Director, equal to the amount of the forgone retainer and meeting fees; or (iii) Options under this Plan, if available, having the terms described in Section 5.6 (“Director’s Options”) to purchase shares of Common Stock, using the Fair Market Value of Common Stock as of the date of grant , equal to the amount of the forgone retainer and meeting fees, based on such valuation methodology specified by the Committee.  Any election under this paragraph 5.4 shall be made under an appropriate election form and appropriate individual award agreement or agreements and shall have terms and conditions set forth in such agreement and as approved by the Committee.

(c)  In addition to the foregoing, receipt of any Award to Non-Employee Directors may be deferred through an appropriate deferral election by the Director.

(d)  Any election made under this Section must be made prior to the year in which such cash retainer and meeting fees are earned for purposes of elections under paragraphs (b) and (c) above, or otherwise in accordance with requirements under Section 409A of the Code.

5.5  Director’s Restricted Stock.  Shares of Director’s Restricted Stock shall be subject to a Restriction Period commencing on the date of grant of such award and terminating on the specified anniversary date of the date of grant of such award (as determined by the Committee in its discretion and as set forth in the Agreement), shall vest if the holder of such award remains continuously in the service of the Company as a Non-Employee Director or employee during the Restriction Period and shall be forfeited if the holder of such award does not remain continuously in the service of the Company as a Non-Employee Director or employee of the Company during the Restriction Period.  If applicable, a certificate or certificates representing Director’s Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such award shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d).

Notwithstanding the foregoing paragraph, if the service to the Company as a Non-Employee Director or employee of the Company of the holder of Director’s Restricted Stock terminates or ceases to be a director or employee whether by reason of Disability, Retirement, death or any other reason, the termination of the Restriction Period shall be determined by the Committee as set forth in the individual award Agreement.  Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

5.6  Director’s Options.  Each Director’s Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)  Exercise Period and Exercisability.  For each Director’s Option, such Option shall be exercisable, and vesting and other requirements shall apply, if any, as shall be determined by the Committee at the time of grant.  Each Director’s Option shall expire 10 years after its date of grant.

(b)  Purchase Price.  The purchase price for the shares of Common Stock subject to any Director’s Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Director’s Option.  An exercisable Director’s Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.  Director’s Options shall be exercisable in accordance with Section 2.1(c).

(c)  Termination of Service.  If the holder of a Director’s Option ceases to be a director of the Company by reason of Disability, Retirement, death or any other reason, the exercise of such option shall be determined by the Committee and as set forth in the individual award Agreement.  Notwithstanding the foregoing, age and service requirements set forth in any individual Award Agreement will be inapplicable in jurisdictions where they are in conflict with implementation of the European Union Age Discrimination Directive.

If the holder of a Director’s Option dies during the period set forth in the first paragraph of this Section 5.6(c) following such holder’s ceasing to be a director of the Company by reason of Disability, Retirement, or any other reason, each such Director’s Option held by such holder shall be exercisable only to the extent that such Option is exercisable on the date of the holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of the (i) a date which is a specific period, as set forth in the individual award agreement, after the date of death, if any such period is specified in the Agreement and (ii) the expiration date of the term of such Option.

A holder’s directorship will not be deemed to have terminated for purposes of this Section 5.6 if the holder continues to provide services to the Company as an employee of the Company.

VI.  GENERAL

6.1  Effective Date and Term of Plan.  This Plan shall be submitted to the stockholders of the Company for approval and, if approved in calendar year 2014, shall become effective on the date of such approval.  This Plan shall terminate on the date which is 10 years from the effective date, unless terminated earlier by the Board.  Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

6.2  Amendments.  The Committee may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or (d) reduce the minimum purchase price of a share of Common Stock subject to an Option.  No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Awards may be granted to Participants in jurisdictions outside the United States.  To the extent necessary or advisable to comply with applicable local laws while concurrently aiming to achieve the purposes of the Plan, it may be determined by the Committee that the terms and conditions applicable to those awards granted to Participants outside the United States are different from those under the Plan.

6.3  Agreement.  Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.  No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.  All agreements are subject to the terms of this Plan and shall be interpreted in accordance with the discretionary authority of the Committee under this Plan.

6.4  Non-Transferability of Awards.  Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company.  Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person.  Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.5  Tax Withholding.  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.  An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company in the amount necessary to satisfy any such obligation, (B) except for Canadian employees, delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an Incentive Stock Option or Non-Qualified Stock Option, a cash payment in the amount necessary to satisfy any such obligation by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award.  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate.  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.  Notwithstanding any provision of this Plan or any agreement to the contrary, any fraction of a share of Common Stock which would be required to satisfy the tax withholding obligation may be rounded up to the next whole share.

6.6  Restrictions on Shares.  Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7  Adjustment.  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of shares of Common Stock with respect to which Options, SARs, Stock Awards or Performance Share Awards or a combination thereof may be awarded during any calendar year to any one person, the maximum number of shares of Common Stock that may be issued pursuant to Awards in the form of Incentive Stock Options, the number and class of securities subject to each outstanding Option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code.  The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.8  Change in Control.

(a)  (1)  Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding Options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share Award shall lapse, unless otherwise provided in the award Agreement and subject to the discretion of the Committee, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control.  In the event of any such substitution, the purchase price per share in the case of an Option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code.

(2)  Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within 10 days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an Option, the number of shares of Common Stock then subject to such Option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, if applicable, or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the Option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, if applicable, or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Stock Award or Performance Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, if applicable, or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control.  For purposes of this Section (b)(2), the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum level.  In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related Option.  The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

(b)  “Change in Control” shall mean:

(1)  the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either

(i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Common Stock or more than 50% of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)  if the Company’s common stock is registered under Section 12 of the Exchange Act, then if the individuals who, as of the beginning of any consecutive 2-year period constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who subsequently becomes a director of the Company and whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)  the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding common equity securities, and the combined voting power of the outstanding securities of such entity entitled to vote generally in the election of directors or managers, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50% of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding common equity securities of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such entity entitled to vote generally in the election of directors or managers and (iii) if the Company’s Common Stock is registered under Section 12 of the Exchange Act, individuals who were members of the

Incumbent Board will constitute at least a majority of the members of the board of directors or managers of the entity resulting from such Corporate Transaction; or

(4)  the consummation of a plan of complete liquidation or dissolution of the Company.

(5)  To the extent an award is considered deferred compensation that is subject to the requirements of Section 409A of the Code, a Change in Control under the Plan shall not be deemed to have occurred unless such Change in Control is also a “change in control event,” within the meaning of Section 409A of the Code.

6.9  No Right of Participation or Employment.  No person shall have any right to participate in this Plan.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.  Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.10  Rights as Stockholder.  No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.11  Stock Certificates.  To the extent that this Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange, if applicable.

6.12  Governing Law.  This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Texas and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.13  Authority to Administer Sale of Shares.  Notwithstanding any provision of the Plan or Agreement issued under the Plan, the Company may, as administrator on behalf of the Committee, and with reasonable notice and an opportunity to elect to opt out of such treatment, administer the sale of shares, on behalf of a Participant, subject to an award to cover the tax or other withholding obligations associated with the vesting or exercise of an award, other than for a Participant subject to Section 16(b) of the Securities Exchange Act of 1934 and rules thereunder.

Shares of Common Stock sold under this Section 6.13 shall be sold as soon as practicable at the then current market price.  To the extent the Company administers the sale of shares of Common Stock, on behalf of Participants, under this Section 6.13, shares of Common Stock may be sold as blocks and the sales price for purposes of the Plan shall be the average market selling price of the block.  Also, where the Company administers the sale of shares of Common Stock, on behalf of Participants, under this Section 6.13, the Company shall be responsible for payment of the reasonable transaction and brokerage fees associated with the sale, if any.  If all of shall receive a cash payment of the proceeds less any applicable taxes.

6.14  Deferral of Awards Under the Plan.  Subject to the requirements of Section 409A of the Code, the Committee or, to the extent delegated by the Committee, the Company may permit all or any portion of any award under this Plan to be deferred consistent with the requirements and restrictions in the applicable jurisdiction.  Notwithstanding any other provision of the Plan or any Agreement to the contrary, any such award which is deferred and which would otherwise consist of shares of Restricted Stock may be converted, as required to permit the deferral of taxation, to Restricted Stock Units immediately prior to their becoming granted and such Restricted Stock Units shall be settled in shares as of the specified distribution date.  Also, notwithstanding any other provision of the Plan or any Agreement to the contrary, to the extent that a Participant is eligible for Retirement and therefore would be eligible for accelerated, continued or pro-rated vesting upon termination under his or her individual Agreement, any such award which consists of shares of Restricted Stock may be converted, as required to permit the deferral of taxation, to Restricted Stock Units immediately prior to the Participant becoming eligible for Retirement and such Restricted Stock Units shall be settled in shares as of the specified distribution date.